Exhibit 99

FOR IMMEDIATE RELEASE	For further information, contact

	Wesley Davidson	708-450-3145
	Doug Craney	708-450-3117

Alberto-Culver Reports Record Fiscal Second Quarter and Six Month Fiscal 2006 Results; Increases Dividend by 13%

Melrose Park, IL, (April 27, 2006) – Alberto-Culver Company (NYSE: ACV) today announced record sales and record profits for the second quarter and first half of fiscal 2006, which ended on March 31, 2006. Second quarter 2006 sales increased 7.1% to $946.8 million while net earnings increased 15.8% to $56.9 million including non-core items. Diluted net earnings per share were 61 cents in the current quarter, after the deduction of 2 cents for stock option expense and 1 cent for Sally spin/merge transaction costs, versus 53 cents per share last year after a 2 cent deduction for the non-cash charge relating to the conversion to a single class of stock.

Excluding non-core items, net earnings were up 16.5% in the second quarter to $59.9 million from $51.4 million in the prior year. Second quarter diluted net earnings per share were 64 cents compared to 55 cents in 2005 excluding the non-core items.

Sales for the fiscal 2006 first half grew by 6.6% to $1.85 billion. Net earnings for the first half including non-core items increased 10.6% to $109.0 million. Diluted net earnings per share for the current six month period were $1.17, after the deduction of 7 cents for stock option expense and 4 cents for Sally spin/merge transaction costs, versus $1.06 per share in the prior year after a 5 cent deduction for the non-cash charge relating to the conversion to a single class of stock

Excluding non-core items, net earnings increased 15.2% in the first half to $119.0 million from $103.3 million in the prior year. First half diluted net earnings per share improved to $1.28 from $1.11 last year excluding the non-core items.

Commenting on the quarter, Alberto-Culver President and Chief Executive Officer Howard Bernick said, “We are very pleased with our 2006 fiscal year-to-date results. In the consumer business, our second quarter sales growth was greatly enhanced by the Nexxus retail launch and continued strong performance from our TRESemmé hair care range again this quarter. Corporate second quarter advertising increased by almost 40% versus the prior year, much of this related to the Nexxus launch.”

Alberto-Culver Reports Record Fiscal Second Quarter and Six Month Fiscal	Page 2
2006 Results; Increases Dividend by 13%

Mr. Bernick continued, “Our Sally store business recorded good sales growth and double-digit earnings growth in the quarter, an impressive accomplishment in a very competitive retail environment. Beauty Systems Group (BSG) also recorded a good second quarter. It was in the 2005 second quarter that BSG was faced with certain challenges related to distribution changes in the United States, in addition to acquisition and integration expenses associated with the West Coast Beauty Supply and CosmoProf acquisitions in December, 2003 and December, 2004, respectively. During the last twelve months, BSG has made progress in addressing many challenges as evidenced by its second quarter results. BSG sales increased and second quarter operating margins rose significantly to 7.0% versus 4.9% last year. We continue to work towards improving our BSG businesses by way of building stronger relationships with our vendors, opening new stores, strengthening our sales forces and controlling product diversion while continuing to focus on servicing hundreds of thousands of beauty salons and more than a million professional stylists.”

The Company ended the quarter with 2,465 Sally stores in the U.S., Canada, Mexico, Puerto Rico, the U.K., Ireland, Germany and Japan and our Beauty Systems Group had 825 stores and 1,181 professional distributor sales consultants at March 31, 2006.

Mr. Bernick added, “In reflecting on the April 5th Alberto-Culver Board of Directors’ announcement withdrawing its recommendation to approve the proposed Sally/BSG spin/merge with Regis Corporation, I believe terminating the merger agreement due to the circumstances which occurred was the right course of action for Alberto-Culver and its shareholders. We will record in the fiscal third quarter ending June 30 the previously disclosed $50 million break up fee that will result in an after-tax charge of $31.3 million or 34 cents per share. Looking forward, it is important to note that each of our businesses remains strong. We are on track for fiscal 2006 to be our fifteenth consecutive record sales and record earnings year. Furthermore, Alberto-Culver will continue to build its businesses and explore acquisitions and other strategic alternatives as we remain focused and committed to operating the Company in the interest of building shareholder value over the long-term.”

Alberto-Culver Reports Record Fiscal Second Quarter and Six Month Fiscal	Page 3
2006 Results; Increases Dividend by 13%

Carol L. Bernick, Alberto-Culver Company Chairman of the Board, said, “While no single quarter defines a year, we are very pleased with these positive results, particularly in light of the substantial demands on our employees in the now terminated spin/merge of Sally Holdings, Inc. into Regis Corporation. Our impressive second quarter and six month results reflect strong contributions from both the teams in our beauty supply distribution businesses—Sally Beauty Supply and Beauty Systems Group—and our Alberto-Culver Consumer Products Worldwide team.”

Mrs. Bernick also announced today that the Company’s board of directors approved a 13% increase in the Company’s cash dividend from an annual rate of 46 cents per share to 52 cents per share, paid quarterly at the rate of 13 cents per share. The increased dividend will be paid on May 19, 2006 to shareholders of record on May 8, 2006. The Company has continuously paid a quarterly cash dividend since 1967 and today’s action represents the Company’s 22nd consecutive annual cash dividend increase.

The Company had three non-core items impacting its financial results in fiscal year 2006: stock option expense recorded in accordance with Statement of Financial Accounting Standards (SFAS) No. 123 (R); fees and expenses related to the terminated spin/merge of Sally into Regis Corporation; and a non-cash charge related to the Company’s conversion to one class of common stock. In addition, the non-cash charge from conversion to one class of common stock also impacted the second quarter and first half of fiscal year 2005.

Effective October 1, 2005, the Company adopted SFAS No. 123 (R) pertaining to the expensing of stock options. As allowed by the statement, the Company elected not to restate its previously issued financial statements and instead adopted SFAS No. 123 (R) on a “modified prospective” basis. The Company recorded stock option expense in the second quarter of fiscal year 2006 that reduced pre-tax earnings by $3.1 million ($2.0 million after tax) and basic and diluted net earnings per share by 2 cents. For the six months ended March 31, 2006, stock option expense reduced pre-tax earnings by $10.0 million ($6.5 million after tax) and basic and diluted net earnings per share by 7 cents. The stock option expense recorded in fiscal year 2006 had no effect on the operating profits or cash flows of the Company’s business segments or on the consolidated cash flows of the Company.

Alberto-Culver Reports Record Fiscal Second Quarter and Six Month Fiscal	Page 4
2006 Results; Increases Dividend by 13%

In connection with the proposed Sally spin/merge with Regis Corporation that was terminated in early April, the Company incurred transaction expenses, mainly legal and investment banking fees. These expenses reduced fiscal year 2006 second quarter pre-tax earnings by $3.6 million ($1.0 million after tax which includes a tax benefit for transaction expenses not previously tax deductible) and basic and diluted net earnings per share by 1 cent. For the six months ended March 31, 2006, transaction related expenses reduced pre-tax earnings by $5.7 million ($3.5 million after tax) and basic and diluted net earnings per share by 4 cents.

Prior to the adoption of SFAS No. 123 (R), U.S. generally accepted accounting principles (GAAP) required that the Company record a non-cash charge due to the remeasurement of the intrinsic value of stock options affected by the November, 2003 conversion to a single class of common stock. GAAP did not allow the Company to record the entire non-cash charge related to the share conversion immediately when it took place during the fiscal 2004 first quarter. In fiscal year 2005, the non-cash charge reduced pre-tax earnings in the second quarter by $3.6 million ($2.3 million after tax) and basic and diluted net earnings per share by 2 cents. For the first half of fiscal year 2005, the non-cash charge reduced pre-tax earnings by $7.4 million ($4.8 million after-tax) and basic and diluted net earnings per share by 5 cents. Due to the adoption of SFAS No. 123 (R) effective October 1, 2005, the amount of the non-cash charge impacting the second quarter and first half of fiscal year 2006 was nearly zero. The non-cash charge relates to a change in the capital structure of the Company rather than the normal operations of the Company’s core businesses and had no effect on the operating profits or cash flows of the Company’s business segments or on the consolidated cash flows of the Company.

Due to the disclosure of financial results excluding non-core items, this press release contains certain non-GAAP financial measures as defined by Regulation G of the Securities and Exchange Commission. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures is included as a schedule to this release and can also be found on the Company’s web site at www.alberto.com.

Mr. Bernick said the Company would discuss second quarter and first-half fiscal year 2006 results with investors in a call to be held later today (Thursday, April 27) at 3 p.m. ET. The dial-in numbers for the call are 800-811-0667 or 913-981-4901. The numbers for a replay of the conference call are 888-203-1112 or 719-457-0820 and will be available through Saturday, May 27, 2006. The pass code is 3564782. The call and a replay will also be available on the internet for 30 days at www.alberto.com in the Investing Section, and at www.earnings.com.

Alberto-Culver Reports Record Fiscal Second Quarter and Six Month Fiscal	Page 5
2006 Results; Increases Dividend by 13%

Alberto-Culver Company manufactures, distributes and markets leading personal care products including Alberto VO5, St. Ives, TRESemmé and Nexxus in the United States and internationally. Several of its household/grocery products such as Mrs. Dash and Static Guard are niche category leaders in the U.S. Its Pro-Line International unit is the second largest producer in the world of products for the ethnic hair care market with leading brands including Motions and Soft & Beautiful. Its Cederroth International unit is a major consumer goods marketer in the Nordic countries. Sally Beauty Company is the world’s number one marketer of professional beauty care products through its chain of domestic and international Sally stores. Beauty Systems Group is a network of stores and professional sales consultants selling exclusive professional beauty care brands such as Matrix, Redken, Paul Mitchell, Wella, L’Oreal, Graham Webb and Sebastian exclusively to salon owners, salon professionals and franchisees.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Alberto-Culver’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the pattern of brand sales; loss of distributorship rights; competition within the relevant product markets; loss of one or more key employees; risks inherent in acquisitions, divestitures and strategic alliances; sales by unauthorized distributors in Alberto-Culver Company’s exclusive markets; the effects of a prolonged United States or global economic downturn or recession; changes in costs; the costs and effects of unanticipated legal or administrative proceedings; health epidemics; adverse weather conditions; and variations in political, economic or other factors such as currency exchange rates, inflation rates, interest rates, tax changes, legal and regulatory changes or other external factors over which Alberto-Culver has no control. These forward-looking statements speak only as of the time first made, and no undertaking has been made to update or revise them as more information becomes available. Additional factors that could cause Alberto-Culver’s results to differ materially from those described in the forward-looking statements can be found in the Company’s 2005 Annual Report on Form 10-K filed with the SEC and available at the SEC’s internet site (http://www.sec.gov).

Alberto-Culver Reports Record Fiscal Second Quarter and Six Month Fiscal	Page 6
2006 Results; Increases Dividend by 13%

Consolidated Condensed Statements of Earnings (Unaudited)

(in thousands, except per share data)

Three Months Ended March 31, 2006 and 2005	2006	2005
Net sales	$946,778	884,075
Cost of products sold (1)	477,052	459,854

Gross profit	469,726	424,221
Advertising, marketing, selling and administrative (1) (2)	380,298	342,890
Sally spin/merge transaction expenses (3)	3,634	—
Non-cash charge related to conversion to one class of common stock	1	3,588

Operating earnings	85,793	77,743
Interest expense, net	1,217	2,238

Earnings before income taxes	84,576	75,505
Provision for income taxes	27,725	26,427

Net earnings	$56,851	49,078

Net earnings per share:
Basic	$.62	.54
Diluted	$.61	.53

Weighted average shares outstanding:
Basic	92,322	91,324
Diluted	93,174	93,163

Six Months Ended March 31, 2006 and 2005	2006	2005
Net sales	$1,845,043	1,731,609
Cost of products sold (1)	947,378	901,389

Gross profit	897,665	830,220
Advertising, marketing, selling and administrative (1) (2)	723,047	667,337
Sally spin/merge transaction expenses (3)	5,658	—
Non-cash charge related to conversion to one class of common stock	2	7,378

Operating earnings	168,958	155,505
Interest expense, net	2,766	3,972

Earnings before income taxes	166,192	151,533
Provision for income taxes	57,238	53,037

Net earnings	$108,954	98,496

Net earnings per share:
Basic	$1.18	1.08
Diluted	$1.17	1.06

Weighted average shares outstanding:
Basic	92,087	91,022
Diluted	92,863	92,688

(1)	The company reclassified certain shipping and handling expenses for the Beauty Supply Distribution business from advertising, marketing, selling and administrative expenses to cost of products sold for all periods presented. The reclassifications had no effect on earnings.
(2)	Advertising, marketing, selling and administrative expenses include $3,070 and $10,026 of stock option expense recorded during the second quarter and the first half of fiscal year 2006, respectively, in accordance with SFAS No. 123 (R), which was adopted effective October 1, 2005.
(3)	Transaction expenses include mainly legal and investment banking fees incurred in connection with the proposed spin/merge of Sally Holdings, Inc. with Regis Corporation which was terminated in April, 2006.

Alberto-Culver Reports Record Fiscal Second Quarter and Six Month Fiscal	Page 7
2006 Results; Increases Dividend by 13%

Consolidated Condensed Balance Sheets (Unaudited)

(in thousands)

	March 31
	2006	2005
Assets
Cash, cash equivalents and short-term investments	$221,784	106,225
Accounts receivable, net	281,978	278,876
Inventories	740,261	696,755
Other current assets	48,442	40,117

Total current assets	1,292,465	1,121,973
Property, plant and equipment, net	348,295	327,494
Goodwill and trade names	689,244	652,619
Other assets, net	85,391	83,340

Total assets	$2,415,395	2,185,426

Liabilities and Stockholders’ Equity
Short-term borrowings and current maturities of long-term debt	$876	1,053
Accounts payable, accrued expenses and income taxes	539,985	512,797

Total current liabilities	540,861	513,850
Long-term debt	122,099	124,665
Other liabilities and deferred taxes	108,835	104,035
Stockholders’ equity	1,643,600	1,442,876

Total liabilities and stockholders’ equity	$2,415,395	2,185,426

Alberto-Culver Reports Record Fiscal Second Quarter and Six Month Fiscal	Page 8
2006 Results; Increases Dividend by 13%

Segment Data (Unaudited)

(in thousands)

Three Months Ended March 31, 2006 and 2005	2006	2005
Net Sales:
Global Consumer Products	$373,182	330,194
Beauty Supply Distribution:
Sally Beauty Supply	353,059	336,118
Beauty Systems Group	228,042	224,409

Total	581,101	560,527
Eliminations	(7,505)	(6,646)

	$946,778	884,075

Earnings Before Income Taxes:
Global Consumer Products	$30,490	30,102
Beauty Supply Distribution:
Sally Beauty Supply	48,263	40,866
Beauty Systems Group	16,024	11,037

Total	64,287	51,903

Segment operating profit	94,777	82,005
Unallocated expenses	(2,279)	(674)
Stock option expense (1)	(3,070)	—
Sally spin/merge transaction expenses (2)	(3,634)	—
Non-cash charge related to conversion to one class of common stock	(1)	(3,588)
Interest expense, net	(1,217)	(2,238)

	$84,576	75,505

Six Months Ended March 31, 2006 and 2005	2006	2005
Net Sales:
Global Consumer Products	$692,087	633,929
Beauty Supply Distribution:
Sally Beauty Supply	703,041	673,909
Beauty Systems Group	464,415	437,428

Total	1,167,456	1,111,337
Eliminations	(14,500)	(13,657)

	$1,845,043	1,731,609

Earnings Before Income Taxes:
Global Consumer Products	$61,913	57,506
Beauty Supply Distribution:
Sally Beauty Supply	95,536	82,924
Beauty Systems Group	32,863	26,198

Total	128,399	109,122

Segment operating profit	190,312	166,628
Unallocated expenses	(5,668)	(3,745)
Stock option expense (1)	(10,026)	—
Sally spin/merge transaction expenses (2)	(5,658)	—
Non-cash charge related to conversion to one class of common stock	(2)	(7,378)
Interest expense, net	(2,766)	(3,972)

	$166,192	151,533

(1)	Beginning October 1, 2005, the Company has recorded stock option expense in accordance with SFAS No. 123 (R).
(2)	Transaction expenses include mainly legal and investment banking fees incurred in connection with the proposed spin/merge of Sally Holdings, Inc. with Regis Corporation which was terminated in April, 2006.

Alberto-Culver Reports Record Fiscal Second Quarter and Six Month Fiscal	Page 9
2006 Results; Increases Dividend by 13%

Schedule - Reconciliation of Non-GAAP Financial Measures

The Company’s press release announcing results of operations for the three and six months ended March 31, 2006 includes references to certain of the following “non-GAAP financial measures” as defined by Regulation G of the Securities and Exchange Commission:

•	Pre-tax earnings excluding non-core items

•	Net earnings excluding non-core items

•	Basic net earnings per share excluding non-core items

•	Diluted net earnings per share excluding non-core items

•	Organic sales growth

As discussed in the press release, the Company had three non-core items impacting its financial results in fiscal year 2006: stock option expense recorded in accordance with SFAS No. 123 (R); fees and expenses related to the terminated spin/merge of Sally Holdings, Inc. into Regis Corporation; and a non-cash charge related to the Company’s conversion to one class of common stock. In addition, the non-cash charge from conversion to one class of common stock also impacted the second quarter and first half of fiscal year 2005.

Effective October 1, 2005, the Company adopted SFAS No. 123 (R) pertaining to the expensing of stock options. As allowed by the statement, the Company elected not to restate its previously issued financial statements and instead adopted SFAS No. 123 (R) on a “modified prospective” basis. The Company recorded stock option expense in the second quarter of fiscal year 2006 that reduced pre-tax earnings by $3.1 million ($2.0 million after tax) and basic and diluted net earnings per share by 2 cents. For the six months ended March 31, 2006, stock option expense reduced pre-tax earnings by $10.0 million ($6.5 million after tax) and basic and diluted net earnings per share by 7 cents. The stock option expense recorded in fiscal year 2006 had no effect on the operating profits or cash flows of the Company’s business segments or on the consolidated cash flows of the Company.

In connection with the proposed tax-free spin/merge of Sally Holdings, Inc. with Regis Corporation that was terminated in early April, the Company incurred transaction expenses, mainly legal and investment banking fees. These expenses reduced fiscal year 2006 second quarter pre-tax earnings by $3.6 million ($1.0 million after tax which includes a tax benefit for transaction expenses not previously tax deductible) and basic and diluted net earnings per share by 1 cent. For the six months ended March 31, 2006, transaction related expenses reduced pre-tax earnings by $5.7 million ($3.5 million after tax) and basic and diluted net earnings per share by 4 cents.

Prior to the adoption of SFAS No. 123 (R), GAAP required that the Company record a non-cash charge due to the remeasurement of the intrinsic value of stock options affected by the November, 2003 conversion to a single class of common stock. GAAP did not allow the Company to record the entire non-cash charge related to the share conversion immediately when it took place during the fiscal 2004 first quarter. In fiscal year 2005, the non-cash charge reduced pre-tax earnings in the second quarter by $3.6 million ($2.3 million after tax) and basic and diluted net earnings per share by 2 cents. For the first half of fiscal year 2005, the non-cash charge reduced pre-tax earnings by $7.4 million ($4.8 million after tax) and basic and diluted net earnings per share by 5 cents. Due to the adoption of SFAS No. 123 (R) effective October 1, 2005, the amount of the non-cash charge impacting the second quarter and first half of fiscal year 2006 was nearly zero. The non-cash charge relates to a change in the capital structure of the Company rather than the normal operations of the Company’s core businesses and had no effect on the operating profits or cash flows of the Company’s business segments or on the consolidated cash flows of the Company.

Alberto-Culver Reports Record Fiscal Second Quarter and Six Month Fiscal	Page 10
2006 Results; Increases Dividend by 13%

Schedule - Reconciliation of Non-GAAP Financial Measures (continued)

Reconciliations of these non-GAAP financial measures to their most directly comparable financial measures under GAAP for the three and six months ended March 31, 2006 and 2005 are as follows (in thousands, except per share data):

	Three Months Ended March 31		Six Months Ended March 31
	2006	2005	2006	2005
Pre-tax earnings, as reported	$84,576	75,505	$166,192	151,533
Stock option expense	3,070	—	10,026	—
Sally spin/merge transaction expenses	3,634	—	5,658	—
Non-cash charge related to conversion to one class of common stock	1	3,588	2	7,378

Pre-tax earnings excluding non-core items	$91,281	79,093	$181,878	158,911

Net earnings, as reported	$56,851	49,078	$108,954	98,496
Stock option expense, net of income taxes	2,044	—	6,496	—
Sally spin/merge transaction expenses, net of income taxes	978	—	3,525	—
Non-cash charge related to conversion to one class of common stock, net of income taxes	1	2,332	2	4,796

Net earnings excluding non-core items	$59,874	51,410	$118,977	103,292

Basic net earnings per share, as reported	$.62	.54	$1.18	1.08
Stock option expense, net of income taxes	.02	—	.07	—
Sally spin/merge transaction expenses, net of income taxes	.01	—	.04	—
Non-cash charge related to conversion to one class of common stock, net of income taxes	—	.02	—	.05

Basic net earnings per share excluding non-core items	$.65	.56	$1.29	1.13

Diluted net earnings per share, as reported	$.61	.53	$1.17	1.06
Stock option expense, net of income taxes	.02	—	.07	—
Sally spin/merge transaction expenses, net of income taxes	.01	—	.04	—
Non-cash charge related to conversion to one class of common stock, net of income taxes	—	.02	—	.05

Diluted net earnings per share excluding non-core items	$.64	.55	$1.28	1.11

Alberto-Culver Reports Record Fiscal Second Quarter and Six Month Fiscal	Page 11
2006 Results; Increases Dividend by 13%

Schedule - Reconciliation of Non-GAAP Financial Measures (continued)

A reconciliation of organic sales growth, a non-GAAP financial measure, to its most directly comparable financial measure under GAAP for the three and six months ended March 31, 2006 and 2005 is as follows:

	Three Months Ended March 31		Six Months Ended March 31
	2006	2005	2006	2005
Net sales growth, as reported	7.1%	7.9%	6.6%	9.3%
Effect of foreign exchange	1.0	(1.2)	1.0	(1.6)
Effect of acquisitions	(0.4)	(3.2)	(1.9)	(3.8)
Effect of divestiture	—	1.9	0.2	1.5

Organic sales growth*	7.7%	5.4%	5.9%	5.4%

*	Organic sales growth includes sales related to the retail launch of Nexxus.

Management uses these non-GAAP financial measures to evaluate the performance of the Company and believes the presentation of these amounts provides the reader with information necessary to analyze the Company’s normal operations for the periods compared.